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CUSIP NO. 370787103                   13G                     PAGE 8 OF 8 PAGES
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                                                                       Exhibit 1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of General Semiconductor, Inc., and that this statement is filed on behalf of each of them.

         This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 12th day of February, 2002.

HIGH ROCK CAPITAL LLC

By:      High Rock Capital LLC

By:      /s/ David L. Diamond
         ------------------------------------------
         David L. Diamond,
         President

HIGH ROCK ASSET MANAGEMENT LLC


By:      High Rock Asset Management LLC

By:      /s/ David L. Diamond
         ------------------------------------------
         David L. Diamond,
         President